Exhibit 99.1

Badger Meter Completes Review of Options to Enhance Shareholder Value; Announces 2-for-1 Stock Split and 15% Dividend Increase

Company will continue to focus on its core growth strategies while returning capital to shareholders

MILWAUKEE--(BUSINESS WIRE)--August 12, 2016--Badger Meter, Inc. (NYSE: BMI) today announced that its review of options to enhance shareholder value has been completed. The company’s Board of Directors has determined that the best future course for Badger Meter is to maximize shareholder value by continuing to execute on its long-term growth strategies, return capital to shareholders through a 15% increase in the cash dividend payment and increase the number of shares outstanding through a 2-for-1 stock split.

“Our core strategies have generated substantial growth and created significant value for our shareholders. Over the 10-year period ended June 30, 2016, the company has generated a 12% compound annual total return to shareholders through both a strong dividend policy and stock price appreciation,” said Richard A. Meeusen, chairman, president and chief executive officer of Badger Meter.

“We will continue to look for potential opportunities that meet our criteria to enhance shareholder value, while applying our disciplined approach to capital allocation,” said Meeusen. “This includes continuing to invest in providing industry-leading water metering technologies, meter reading systems and advanced data analytics technologies for our core North American water utility market. We also plan to seek-out strategic acquisitions, both in our North American water distribution channels and in key international flow instrumentation markets. In addition, we plan to continue our expansion into select international water metering markets, including the Middle East, where our E-Series® Ultrasonic water meters and ORION® cellular radio technology are in demand in regions with high water scarcity.”

Stock Split and 15% Dividend Increase

The Board of Directors approved a 15% increase in the quarterly cash dividend payment, from $0.20 to $0.23 per share, based on pre-split shares. The cash dividend is payable September 15, 2016 to shareholders of record at the close of business on August 31, 2016.

“The strategic review also confirmed that with our strong cash flow and solid balance sheet, we have the ability to pursue acquisition opportunities, while also returning capital to shareholders through increased dividend payments,” said Meeusen.

As part of its strategy to increase the marketability of the company’s common stock, the Board of Directors approved a 2-for-1 stock split in the form of a 100% stock dividend. The stock dividend is also payable on September 15, 2016 to shareholders of record at the close of business on August 31, 2016. “The stock dividend will increase our shares outstanding and bring our stock price into a range that we believe is more attractive for individual investors,” said Meeusen.

“This is our twenty-fourth consecutive year of increased dividend payments. The strong dividend increase, renewed commitment to our long-term growth strategy and 2-for-1 stock split reflect our ongoing commitment to our shareholders and our continued confidence in the future of Badger Meter,” said Meeusen.

About Badger Meter

Badger Meter is an innovator in flow measurement, control and communications solutions, serving water utilities, municipalities, and commercial and industrial customers worldwide. The Company’s products measure water, oil, chemicals, and other fluids, and are known for accuracy, long-lasting durability and for providing valuable and timely measurement data. For more information, visit www.badgermeter.com.

Certain statements contained in this news release, as well as other information provided from time to time by Badger Meter, Inc. (the “Company”) or its employees, may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “think,” “should,” “could” and “objective” or similar expressions are intended to identify forward looking statements. All such forward looking statements are based on the Company’s then current views and assumptions and involve risks and uncertainties. Some risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward looking statements include those described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 that include, among other things:

  the continued shift in the Company’s business from lower cost, manually read meters toward more expensive, value-added automatic meter reading (AMR) systems, advanced metering infrastructure
  (AMI) systems and advanced metering analytics (AMA) systems that offer more comprehensive solutions to customers’ metering needs;
  the success or failure of newer Company products;
  changes in competitive pricing and bids in both the domestic and foreign marketplaces, and particularly in continued intense price competition on government bid contracts for lower cost, manually read meters;
  the actions (or lack thereof) of the Company’s competitors;
  changes in the Company’s relationships with its alliance partners, primarily its alliance partners that provide radio solutions, and particularly those that sell products that do or may compete with the Company’s products;
  changes in the general health of the United States and foreign economies, including to some extent such things as the length and severity of global economic downturns, international or civil conflicts that affect international trade, the ability of municipal water utility customers to authorize and finance purchases of the Company’s products, the Company’s ability to obtain financing, housing starts in the United States, and overall industrial activity;
  unusual weather, weather patterns or other natural phenomena, including related economic and other ancillary effects of any such events;
  the timing and impact of government funding programs that stimulate national and global economies, as well as the impact of government budget cuts or partial shutdowns of governmental operations;
  changes in the cost and/or availability of needed raw materials and parts, such as volatility in the cost of brass castings as a result of fluctuations in commodity prices, particularly for copper and scrap metal at the supplier level, foreign-sourced electronic components as a result of currency exchange fluctuations and/or lead times, and plastic resin as a result of changes in petroleum and natural gas prices;
  the Company’s expanded role as a prime contractor for providing complete technology systems to governmental entities, which brings with it added risks, including but not limited to, the Company’s responsibility for subcontractor performance, additional costs and expenses if the Company and its subcontractors fail to meet the timetable agreed to with the governmental entity, and the Company’s expanded warranty and performance obligations;
  the Company’s ability to successfully integrate acquired businesses or products;
  changes in foreign economic conditions, particularly currency fluctuations in the United States dollar, the Euro and the Mexican peso;
  the inability to develop technologically advanced products;
  the failure of the Company’s products to operate as intended;
  the inability to protect the Company’s proprietary rights to its products;
  disruptions and other damages to information technology and other networks and operations due to breaches in data security;
  transportation delays or interruptions;
  the loss of certain single-source suppliers; and
  changes in laws and regulations, particularly laws dealing with the content or handling of materials used in the Company’s products.

All of these factors are beyond the Company's control to varying degrees. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward looking statements contained in this news release are cautioned not to place undue reliance on such forward looking statements. The forward looking statements made in this document are made only as of the date of this document and the Company assumes no obligation, and disclaims any obligation, to update any such forward looking statements to reflect subsequent events or circumstances.

Badger Meter company news is available 24 hours a day, on-line at: http://www.badgermeter.com.

CONTACT:
Badger Meter, Inc.
Dawn O’Neill (414) 371-7276